UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

Dice Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 8th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

As disclosed in the prospectus supplement dated September 5, 2014 of Dice Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission, on September 5, 2014, investment funds affiliated with General Atlantic LLC (the “General Atlantic Stockholders”) agreed to sell an aggregate of 2,500,000 shares of common stock of the Company in a public offering for a purchase price equal to $8.20 per share. In addition, the Company agreed to purchase an additional 500,000 shares of its common stock from the General Atlantic Stockholders at the same purchase price per share. Following the closing of these transactions, the General Atlantic Stockholders will no longer own any shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

By:	/s/ Brian Campbell
Brian Campbell
Vice President, Business and Legal Affairs and General Counsel

Date: September 8, 2014